EXHIBIT 10.4


                             INTERCREDITOR AGREEMENT

     INTERCREDITOR AGREEMENT ("Agreement"), dated as of October 27, 2003, is made and entered into on the terms and conditions hereinafter set forth, by and among ABLE LABORATORIES, INC., with principal offices at 6 Hollywood Court, South Plainfield, New Jersey 07080 ("Able"), STEEL CITY PHARMACEUTICALS LLC, having an address of 28328 Hidden Lake Drive, Bonita Springs, Florida 34134 ("Steel City") (collectively Able and Steel City may be referred to herein as "Subordinated Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC., with a principal office at 1211 Avenue of the Americas, 22nd Floor, New York, New York 10036 ("CIT").

                                    RECITALS

     A. Pursuant to a First Amended and Restated Loan Agreement dated as of February 23, 2001, by and among Finova Mezzanine Capital, Inc. ("Finova"), Argosy Investment Partners, L.P. ("Argosy"), RxBazaar.com, Inc., a Delaware corporation and now known as RxBazaar, Inc. ("RxBazaar"), DynaGen, Inc., a Delaware corporation and now known as Able Laboratories, Inc. ("Able", as above), and Superior Pharmaceutical Company, an Ohio corporation and now known as FPP Distribution, Inc. ("FPP") (together with any amendments thereto and/or modifications thereof, the "Subordinated Loan Agreement"), Finova and Argosy amended and restated two (2) prior and existing term loans in the aggregate principal amount of $2,250,000.00 (collectively, the "Subordinated Loan"), on the terms and conditions set forth in the Subordinated Loan Agreement.

     B. The Subordinated Loan is evidenced by, among other documents, instruments, and agreements, (i) a First Amended and Restated Secured Promissory Note dated February 23, 2001 made and executed by RxBazaar in the original principal amount of $1.5 million, and (ii) a First Amended and Restated Secured Promissory Note dated February 23, 2001 made and executed by RxBazaar in the original principal amount of $750,000.00 (collectively, together with any amendments, extensions and/or renewals thereof, the "Subordinated Notes").

     C. The Subordinated Loan is secured by, among other things, (i) a Security Agreement dated February 23, 2001, by and between RxBazaar and Finova as Collateral Agent, assigning to and granting to Collateral Agent, a security interest in, among other things, RxBazaar's equipment, inventory, accounts, contract rights, chattel paper and general intangibles (together with any amendments thereto and/or modifications thereof, (the "RxBazaar Security Agreement"), (ii) a Security Agreement dated June 18, 1997, by and between FPP and Collateral Agent assigning to and granting to Collateral Agent a security interest in, among other things, FPP's equipment, inventory, accounts, contract rights, chattel paper and general intangibles (together with any amendments thereto and/or modifications thereof, the "FPP Security Agreement"), (iii) a Guaranty Agreement dated June 18, 1997 executed by FPP (the "FPP Guaranty"), and
(iv) a Pledge and Security Agreement dated February 23, 2001 executed by RxBazaar (the "RxBazaar Stock Pledge"). The Subordinated Loan Agreement, the Subordinated Notes, the RxBazaar Security Agreement, the FPP Security Agreement, the FPP Guaranty and the RxBazaar Stock Pledge, together with all other instruments, documents and agreements now or hereafter executed by RxBazaar or FPP evidencing the Subordinated Loan or security therefor (but specifically


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excluding any and all guaranties and other security documents for the
Subordinated Loan previously provided by Able and its predecessors in interest, affiliates or subsidiaries, or by any third party other than RxBazaar or FPP) are sometimes referred to herein individually and collectively, as the "Subordinated Loan Documents."

     D. Pursuant to that certain Financing and Security Agreement dated
February 23, 2001 (the "CIT Loan Agreement") by and among CIT as Lender and FPP as Borrower and RxBazaar as Guarantor (FPP and RxBazaar are sometimes singularly referred to as a "Co-Obligor" and collectively referred to as "Co-Obligors") (i) CIT has established a senior secured revolving line of credit facility in favor of FPP in a principal amount not exceeding $12,500,000.00 (the "CIT Loan"), on the terms and conditions set forth in the CIT Loan Agreement and (ii) as security for FPP's and RxBazaar's respective obligations for principal, interest and expenses arising under the CIT Loan Agreement (the "Obligations"), FPP and RxBazaar have granted to CIT a first priority lien and security interest in all assets of FPP and RxBazaar and their present and future subsidiaries now owned or hereafter acquired (including accounts, inventory, furniture, fixtures, equipment, general intangibles, intellectual property, licenses, leaseholds, real estate and capital stock of all their subsidiaries) (as more particularly described in the CIT Loan Agreement, the "Collateral").

     E. In addition to the CIT Loan Agreement, the CIT Loan is evidenced by, among other documents, instruments and agreements, that certain Revolving Line of Credit Note made and executed by FPP payable to the order of CIT in the aggregate amount of the CIT Loan (the "CIT Note"). Hereinafter, the CIT Loan Agreement, the CIT Note, together with all other instruments, documents and agreements now or hereafter evidencing the CIT Loan or security therefor are sometimes referred to herein individually and collectively, as the "CIT Loan Documents".

     F. On or about June 13, 2002, Able purchased and acquired the Subordinated Notes and the Subordinated Loan Documents and as a result thereof assumed the position of Collateral Agent from Finova.

     G. As of October 27, 2003, Steel City and RxBazaar entered into a Management Services Agreement ("MSA") pursuant to which Steel City may purchase up to $4,000,000 of spot inventory for subsequent purchase and resale by RxBazaar in connection with which RxBazaar will grant to Steel City a security interest in the accounts receivable of RxBazaar.

     H. The Subordinated Notes and the obligations of RxBazaar under the Steel City MSA are collectively referred to herein as the "Subordinated Debt".

     I. As a condition to CIT continuing the CIT Loan and approving the grant of the security interest by RxBazaar to Steel City under the MSA, CIT requires, among other things, that the Subordinated Lenders enter into this Agreement with CIT.


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     K. The collateral pledged to the Subordinated Lenders pursuant to any of the Subordinated Loan Documents or the MSA is sometimes referred to herein as the "Subordinated Collateral".

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged, the parties hereto agree as follows:

     1. Unless and until this Agreement is terminated by written notice from CIT to the Subordinated Lenders, and notwithstanding the date, manner or order of perfection of the security interests granted to CIT or the Subordinated Lenders, and notwithstanding any provisions of applicable law, the Subordinated Lenders agree with CIT, that the CIT Loan and the CIT Loan Documents, and all rights, remedies, powers, privileges and discretions of CIT in and to the Collateral, are and shall be, senior and superior to the Subordinated Debt and the Subordinated Loan Documents and the MSA and all rights, remedies, powers, privileges and discretions of the Subordinated Lenders in and to the Subordinated Collateral, to the extent and in the manner provided for in this Agreement; provided, however, the principal amount of the Obligations covered by this Agreement shall not in any event exceed $13,750,000.00 unless the Subordinated Lenders approve such increase in writing. Except as expressly provided herein or as approved in writing by CIT, the Obligations shall be paid in full before any part of the Subordinated Debt is paid to Subordinated Lenders. Until the Obligations have been finally paid in full in cash, the Subordinated Lenders shall not have any right of subrogation, reimbursement or indemnity whatsoever from any assets of either Co-Obligor or any guarantor of or provider of collateral security of the Obligations.

     2. (a) So long as no Default or Event of Default (each as defined in the CIT Loan Agreement) has occurred and is continuing and CIT has not given Able notice of any such Default or Event of Default, RxBazaar may make scheduled payments of interest only to Able on the remaining portion of the principal balance of the Subordinated Notes (which has not been converted to equity securities as permitted pursuant to the Subordinated Loan Documents) at the rate of thirteen and one half percent (13.5%) per annum (computed on the basis of 360 day year). Furthermore, RxBazaar is simultaneously with the execution and delivery of this Agreement making a payment of $16,000 to Able, which Able shall apply to payment of interest. Able may retain all such interest payments received by it prior to its receipt of the required written notice of a Default or Event of Default from CIT. RxBazaar may not make, and Able may not receive, any principal payments on account of either of the Subordinated Notes, unless approved in writing by CIT.

          (b) So long as no Default or Event of Default (each as defined in the CIT Loan Agreement) has occurred and is continuing and CIT has not given Steel City notice of any Default or Event of Default, RxBazaar may make payments to Steel City in accordance with the terms of the MSA.

          (c) Upon the occurrence of any Default or Event of Default, CIT may, by written notice to RxBazaar and the Subordinated Lenders, postpone all


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payments with respect to the Subordinated Debt for a period of 180 days (the
"Payment Blockage Period"); provided that CIT may take such action only once in any twelve month period. During any Payment Blockage Period and during any Enforcement Period (defined below), the Subordinated Lenders shall have no right to receive any payments with respect to the Subordinated Debt. As used herein, "Enforcement Period" shall mean the period beginning with the acceleration of the Obligations by CIT and ending upon the earlier of the date of all such Obligations have been paid in full in cash or such acceleration has been rescinded by CIT.

          (d) Upon the occurrence of any Default or Event of Default under the Subordinated Loan Documents or under the MSA, the Subordinated Lenders shall notify CIT and each other in writing of such occurrence (the "Subordinated Lenders' Notice"). The Subordinated Lenders shall not accelerate the time for payment of the Subordinated Debt for a period of 180 days (the "Standstill Period") beginning on the earlier of (i) the date of CIT's issuance of a notice commencing a Payment Blockage Period, or (ii) CIT's receipt of the Subordinated Lenders' Notice. The Subordinated Lenders shall, during such Standstill Period, accept any cure of the Default or Event of Default proffered by the Co-Obligors or CIT and the Subordinated Lenders shall further have no right to accelerate the payments of the Subordinated Debt or to commence any action to enforce or collect any of the Subordinated Loan or obligation under the MSA or exercise any rights or remedies available to them (including, without limitation, joining as a petitioning creditor in an involuntary proceeding under the Bankruptcy Code or exercising any rights against the Collateral). In the event that, upon the expiration of such Standstill Period, the Default or Event of Default has not been cured, or if any payments originally scheduled for payment during the Standstill Period but which were blocked by the operation of this Agreement remain unpaid, the Subordinated Lenders may accelerate the payment of the Subordinated Debt but shall not commence any action to enforce or collect any of the Subordinated Debt by the exercise of any rights or remedies available to them upon acceleration unless and until CIT has terminated this Agreement by written notice to the Subordinated Lenders or this Agreement has terminated upon the payment of the Senior Loan and the termination of any outstanding commitment by CIT to extend credit to the Co-Obligors pursuant to Section 8.

          (e) In the event any payment should be made by the Co-Obligors on the Subordinated Debt in violation of this Agreement, the Subordinated Lender receiving such payment will hold same in trust for CIT and will forthwith pay the same over to CIT, in the form received, with appropriate endorsements, for credit upon the indebtedness of Co-Obligors to CIT.

          (f) Notwithstanding anything to the contrary contained herein, in the event that CIT, at any time, commences liquidation activities as permitted to it upon the occurrence of a Default or Event of Default under the CIT Loan Agreement, such CIT actions shall take precedence over any such actions previously initiated by any Subordinated Lender, and the Subordinated Lenders will immediately cease and desist from any further action. To the extent that any prior such action of a Subordinated Lender would impair CIT's liquidation activities, such Subordinated Lender agrees to take such steps as are reasonably requested by CIT to eliminate such impairment.


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     5.   Collateral Agent, as of February 23, 2001, subordinated its security interest in the shares of stock of FPP granted to it pursuant to the RxBazaar Stock Pledge (which has been assigned to and is now held by Able) to the security interest in such shares granted to CIT under the CIT Loan Documents and delivered to CIT all original stock certificates and stock powers evidencing the pledged shares.

     6. Nothing contained herein shall be deemed to restrict or prohibit the conversion of any of the Subordinated Loans into equity securities of RxBazaar or the acceptance of the resulting securities free of any restriction under this Agreement.

     7. Unless and until this Agreement is terminated by written notice from CIT to the Subordinated Lenders, neither of the Subordinated Lenders shall:

          (a) subject to the above provisions of this Agreement, demand, accept or receive from any Co-Obligor any payment or other value on account of the Subordinated Debt; or

          (b) set off, contra or otherwise apply, all or any part of the Subordinated Debt towards satisfaction of any obligation of any Subordinated Lender to any Co-Obligor; or

          (c) except as provided above in this Agreement, exercise any of the Subordinated Lenders' rights, remedies, powers, privileges and discretions with respect to the Subordinated Debt and/or the Subordinated Collateral or the collateral security interest granted to Steel City, including, without limitation, the acceleration of the time for payment of the Subordinated Debt whether or not a Default or Event of Default exists under the Subordinated Loan Documents or the MSA or the commencement of any foreclosure action against any of the Subordinated Collateral or the collateral security interest granted to Steel City or any other effort to realize upon any of the Subordinated Collateral or the collateral security interest granted to Steel City or the commencement of any action against any of the Co-Obligors to enforce the terms and conditions of the Subordinated Loan Documents or the MSA. Without limiting the generality of the foregoing, in the event of bankruptcy, insolvency, receivership or other similar proceedings (collectively, a "Bankruptcy") commenced by or against any of the Co-Obligors, the Subordinated Lenders shall not without CIT's prior written consent exercise any rights which a secured (as opposed to an unsecured) creditor may have, such as, without limitation, any right to adequate protection in a Bankruptcy, to seek relief from the automatic stay in a Bankruptcy, to consent to the sale of the assets of any of the Co-Obligors or any portion thereof, or to be treated as a class of secured creditors for purposes of a plan of reorganization in a Bankruptcy. In regard to such a Bankruptcy, in the event that any consent or approval or waiver by a secured creditor is necessary in connection with the sale, use, refinancing, encumbrance, transfer or other disposition of any of the assets or with respect to any plan of reorganization in a Bankruptcy, CIT shall have the sole and exclusive right, as against each Subordinated Lender, to grant such consent, approval or waiver and each Subordinated Lender shall execute all such documents which CIT may request in connection therewith (including, without limitation, a release of its lien or security


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     interest in order that any such assets may be sold, conveyed or refinanced free and clear of the Subordinated Lenders' lien); or

          (d) demand, accept or receive any additional collateral for the Subordinated Debt from the Co-Obligors, other than the Subordinated Collateral or the collateral security interest granted to Steel City; or

          (e) modify or amend any of the terms or conditions of the Subordinated Documents or MSA to increase any charges thereunder, to shorten any maturity, to create additional Events of Defaults or to otherwise increase the burden or restrictions thereof against the Co-Obligors.

     If any Subordinated Lender, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against any Co-Obligor, then CIT may intervene and interpose such defense or plea in its name or in the name of such Co-Obligor. If such Subordinated Lender, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Loan or enforce any of Subordinated Loan Documents or the MSA, then CIT may, by virtue of this Agreement, restrain the enforcement thereof in the name of CIT or in the name of such Co-Obligor. If the Subordinated Lenders, in contravention of the terms of this Agreement, obtain any cash or other assets of any Co-Obligor as a result of any administrative, legal or equitable actions, or otherwise, the Subordinated Lenders agree forthwith to pay, deliver and assign to CIT, with appropriate endorsements, any such cash for application to the Obligations and any such other assets as collateral for the Obligations.

     8. Unless and until the within Agreement is terminated by written notice from CIT to the Subordinated Lenders and it shall be so terminated immediately upon the payment in full in cash of the Senior Loan and the termination of any outstanding commitment by CIT to extend credit to the Co-Obligors, the Co-Obligors shall not

          (a) subject to the above provisions of this Agreement, make any payment or give any value to any Subordinated Creditor on account of the Subordinated Debt; or

          (b) set off, contra or otherwise apply, all or any part of any obligation of any Subordinated Lender to any of the Co-Obligors towards satisfaction of the Subordinated Debt; or

          (c) execute, give or deliver any collateral for the Subordinated Debt, other than the Subordinated Collateral or the collateral security interest granted to Steel City; or

          (d) modify or amend any of the terms of the Subordinated Loan Documents or the MSA to increase any charges thereunder, to shorten any maturity, to create additional Events of Defaults or to otherwise increase the burden or restrictions thereof against the Co-Obligors.

     9. (a) Upon any payment or distribution of assets or securities of any of the Co-Obligors of any kind or character, whether in cash, property or


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securities, upon any dissolution or winding up or total or partial liquidation or reorganization of any of the Co-Obligors whether voluntary or involuntary or in Bankruptcy, all Obligations shall first be paid in cash, before any of the Subordinated Lenders shall be entitled to receive any assets or securities (other than shares of stock of either of the Co-Obligors, as reorganized or securities of any of the Co-Obligors or any other corporation provided for by a plan of reorganization in such proceedings, which stock or securities are junior to or the payment of which is subordinated at least to the extent provided in this Agreement to, the payment of all Obligations or any securities issued in respect thereof under any such plan of reorganization); and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of any of the Co-Obligors, of any kind or character, whether in cash, property or securities (other than as aforesaid), to which either of the Subordinated Lenders would be entitled except for the provisions of this Agreement, shall be made by the respective Co-Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, lender or other person making such payment or distribution, directly to CIT to the extent necessary to pay all Obligations, after giving effect to any concurrent payment or distribution to or for CIT. No such payment or distribution to CIT shall reduce or otherwise affect or modify any liability of any of the Co-Obligors to the Subordinated Lenders on account of the Subordinated Loan Documents.

          (b) In case cash, securities or other property otherwise payable or deliverable to either of the Subordinated Lenders shall have been applied to payment of the Obligations in accordance with the provisions of Paragraph 9(a), after payment in full of the Obligations, such Subordinated Lender shall be subrogated to any rights of CIT to receive any further payments or distributions applicable to the Obligations until the Subordinated Debt shall have been paid in full.

          (c) The Subordinated Lenders shall timely file a proof of claim with respect to the Subordinated Debt on the form required in any such Bankruptcy or other proceeding prior to the last date such claims or proofs of claim may be filed.

     10. The Subordinated Lenders each hereby (i) consent to the CIT Loan and to the lien, security interests and/or encumbrances evidenced by the CIT Loan Documents, and (ii) acknowledge and agree that the lien, security interests and encumbrances evidenced by the CIT Loan Documents do not constitute an Event of Default under the Subordinated Loan Documents or the MSA. The Subordinated Lenders agree, with respect to the Obligations and any and all collateral therefor or guaranties thereof, that the Co-Obligors and CIT may agree to increase the amount of the Obligations within the limit on the amount of principal indebtedness set forth in Section 1 above or otherwise modify the terms of any of the Obligations, and CIT may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Co-Obligors and all other persons, in each case without the consent of the Subordinated Lenders or the Co-Obligors and without affecting the agreements of the Subordinated Lenders or the Co-Obligors contained in this Agreement; provided, however, that nothing contained in this Paragraph 10 shall constitute a waiver of the right of the Co-Obligors themselves to agree or consent to a settlement or compromise of a claim which CIT may have against any of the Co-Obligors.


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     11.  No Default or Event of Default which with the passage of time or the giving of notice or both would constitute a Default, is presently existing under the MSA. To Able's knowledge, no Default or Event of Default which with the passage of time or the giving of notice or both would constitute a Default, is presently existing under the Subordinated Loan Documents, and the Subordinated Debt is in good standing in all respects.

     12. For purposes of this Agreement, the respective addresses of the Subordinated Lenders and CIT are:

               Able Laboratories, Inc.
               6 Hollywood Court
               South Plainfield, New Jersey 07080
               Telecopy: (908) 754-1736
               Attn: Chief Financial Officer

               Steel City Pharmaceuticals LLC
               28328 Hidden Lake Drive
               Bonita Springs, Florida 34134
               Attn: Charles J. Koelsch, Managing Member
               Telecopy: (239) 992-4698

               The CIT Group/Business Credit, Inc.
               1211 Avenue of the Americas
               22nd Floor
               New York, New York 10036
               Attn: Ian Brown
               Telecopy: (212) 790-9106

or such address as any party hereto may hereafter duly give to the other parties hereto.

     13. The Subordinated Lenders acknowledge and agree that CIT is relying upon the contents of this Agreement in making and continuing the CIT Loan, and in accepting the Collateral as security therefor, and that CIT shall be entitled in all respects to rely upon the statements and representations made in this Agreement. The priorities established hereunder apply only as among the Co-Obligors, CIT and the Subordinated Lenders. The Co-Obligors, CIT and the Subordinated Lenders each agree that none of them shall challenge, contest or seek to avoid the claims of the other or liens of the other in their respective collateral. Each of the Subordinated Lenders waives any right to require the marshalling of assets of any Co-Obligor, and all suretyship defenses generally. Neither of the Subordinated Lenders will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Loan to any person other than a person who agrees in writing, satisfactory in form and substance to CIT in its reasonable discretion, to become a party hereto and to succeed to the rights and to bound by all of the obligations of the Subordinated Lenders hereunder. In the case of any such disposition by any Subordinated Lender, such Subordinated Lender will notify CIT at least ten (10) days prior to the date of any such intended disposition.


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     14.  The Subordinated Lenders and the Co-Obligors shall each execute all such further instruments and do such other and further acts as CIT may reasonably request in furtherance of CIT's rights hereunder and/or the purposes of this Agreement. The respective obligations of the Subordinated Lenders and the Co-Obligors hereunder being unique, are specifically enforceable by CIT.

     15. The subordination effected hereby shall not be affected by any fraudulent, illegal, or improper act by any of the Co-Obligors, the Subordinated Lenders, or any person liable or obligated to CIT for or on the Obligations, nor by any release, discharge or invalidation, by operation of law or otherwise, of the Obligations or by the legal incapacity of any of the Co-Obligors, the Subordinated Lenders, or any other person liable or obligated to CIT for or on the Obligations. All interest and reasonable costs of collection with respect to the Obligations for which the Co-Obligors have agreed to be liable shall continue to accrue and shall continue to be Obligations for purposes of the subordination effected hereby notwithstanding any stay to the enforcement thereof against the Co-Obligors or disallowance thereof against any of the Co-Obligors (other than as a result of a judicial determination that such costs of collection were not reasonable).

     16. (a) As between the Subordinated Lenders and CIT, the prevailing party will pay all reasonable attorneys' fees and out of pocket expenses incurred by the prevailing party attorneys and all reasonable costs incurred by the prevailing party, including, without limitation, reasonable costs associated with travel on behalf of the prevailing party, which costs and expenses are directly or indirectly related to any dispute between the Subordinated Lenders and CIT arising hereunder or the prevailing party's efforts to preserve, protect, collect or enforce any of the obligations of the other party and/or any of the prevailing party's rights and remedies hereunder; provided, however, that neither party shall be obligated to pay such fees and expenses if and to the extent that a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such party had not acted in breach of the terms of this Agreement.

          (b) The Co-Obligors will pay on demand all reasonable attorneys' fees and out of pocket expenses incurred by CIT's attorneys and all costs incurred by CIT, including, without limitation, costs associated with travel on behalf of CIT, which costs and expenses are directly or indirectly related to CIT's efforts to preserve, protect, collect or enforce any of the obligations of the Co-Obligors or the Subordinated Lenders and/or any of the Rights and Remedies (as defined in Section 19 below) hereunder (whether or not suit is instituted by or against CIT) provided, however, that the Co-Obligors shall not be obligated to pay such fees and expenses of CIT if and to the extent that a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that the Co-Obligors and/or the Subordinated Lenders had not acted in breach of the terms of this Agreement.

     17. The within Agreement incorporates all discussions and negotiations among and between the Co-Obligors, the Subordinated Lenders and CIT concerning the subordination effected hereby. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No provisions hereby may be altered, amended, waived, canceled or modified, except by written


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instrument executed and acknowledged by a duly authorized officer of CIT and the
Subordinated Lenders.

     18. Until this Agreement is terminated as provided herein, CIT may continue to rely upon the within Agreement and the subordination effected hereby with respect to all Obligations which may arise hereafter. The repayment and satisfaction of all of such Obligations shall not terminate the within Agreement and the subordination effected hereby as to Obligations which arise thereafter.

     19. The rights, remedies, powers, privileges and discretions of CIT hereunder (hereinafter, the "Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by CIT in exercising or enforcement of the Rights and Remedies shall operate as or constitute a waiver thereof. No waiver by CIT of any of the Rights and Remedies or of any default or remedy under any other agreement with the Co-Obligors or the Subordinated Lenders shall operate as a waiver of any other default hereunder or thereunder. No exercise of the Rights and Remedies and no other agreement or transaction, of whatever nature, entered into among CIT and the Subordinated Lenders and/or among CIT and the Co-Obligors at any time shall preclude any other or further exercise of the Rights and Remedies. No waiver by CIT of any of the Rights and Remedies on any one occasion shall be deemed a continuing waiver. All of the Rights and Remedies and all of the rights, remedies, powers, privileges and discretions under any other agreement with the Subordinated Lenders and/or the Co-Obligors shall be cumulative and not alternative or exclusive and may be exercised by CIT at such time or times and in such order of preference as CIT in its sole discretion may determine.

     20. It is intended that this Agreement take effect as a sealed instrument and be governed by the laws of the State of New York. The Subordinated Lenders and the Co-Obligors each submit to the jurisdiction of the courts of the State of New York for all purposes in connection with the within Agreement and their respective relationships with CIT.

     21. The Co-Obligors and the Subordinated Lenders will each make the following waiver knowingly, voluntarily and intentionally and understands that CIT, in the establishment and maintenance of their relationship with the Co-Obligors, is relying thereon. THE CO-OBLIGORS, THE SUBORDINATED LENDERS AND CIT, RESPECTIVELY, TO THE EXTENT ENTITLED THERETO, WAIVE ANY PRESENT OR FUTURE RIGHT TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH CIT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST CIT OR IN WHICH CIT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE CO-OBLIGORS, THE SUBORDINATED LENDERS, AND CIT.

     22. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, successors-in-title and assigns. The use of defined terms herein is for convenience of reference only, and shall not amplify or limit the provisions hereof. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all


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


other genders. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision(s) to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     23. Pursuant to the RxBazaar Stock Pledge and a security instrument in favor of CIT, RxBazaar has granted to both CIT and Able (by assignment from Collateral Agent) a security interest in the stock of FPP. CIT has accepted delivery from RxBazaar of the certificate evidencing this stock (the "Certificate") and will continue to retain possession thereof to perfect its senior security interest therein. CIT agrees that it also will hold the Certificate for the benefit of Able as its Agent for the purpose of perfecting the security interest therein and CIT further agrees that, if its security interest in the Certificate is released or terminated, it will deliver the Certificate to Able rather than release the Certificate to RxBazaar unless it has received written instructions to the contrary from Able.

     24. As between Able and Steel City, it is agreed that, notwithstanding the date of granting of a security interest or the date of perfection of any security interest granted or any provision of the New York Uniform Commercial Code that could be construed to the contrary, (a) Able hereby expressly subordinates in favor of Steel City all right, title and interest that Able might at present have or which it might hereafter acquire in any accounts receivable of RxBazaar, subject to the conditions imposed herein, and (b) Steel City hereby expressly subordinates in favor of Able all right, title and interest that Steel City might at present have or which it might hereafter acquire in any and all Collateral other than accounts receivable of RxBazaar.

     25.  Without limiting any of CIT's rights hereunder:

     (a) CIT may assign this Agreement, and CIT's rights and obligations hereunder, to any lender (a "Future Senior Lender") to which CIT assigns its rights and obligations under the CIT Loan Agreement, and upon such an assignment, such Future Senior Lender will be deemed, for all purposes hereunder, to have succeeded to the position and priorities of CIT.

     (b) If CIT terminates this Agreement by written notice to the Subordinated Lenders, or if this Agreement is terminated upon the payment of the Senior Loan and the termination of any outstanding commitment by CIT to extend credit to the Co-Obligors pursuant to Section 8 above, then upon any such termination the provisions of this Agreement, including Section 24 above, shall survive, and shall continue in full force and effect as between Able and Steel City, any Able shall be deemed to be, and shall have all of the rights of, a "Future Senior Lender," under this Agreement, subject to Section 24 above.

     26. Upon execution and delivery of this Agreement by the parties hereto (a) this Agreement shall amend, restate and supersede that certain Intercreditor Agreement, dated as of February 23, 2001, by and among Finova, Argosy, and CIT (the "2001 Intercreditor Agreement"), (b) the 2001 Intercreditor Agreement shall terminate and have no further force or effect, and (c) that certain Liquidation Assistance Agreement dated as of February 23, 2001, by and Dhananjay G. Wadekar and CIT shall terminate and have no further force or effect.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of each Subordinated Lender and CIT as of the date first above written.

                                          SUBORDINATED LENDERS

                                          ABLE LABORATORIES, INC.


                                          By: /s/ Robert Weinstein
                                             -----------------------------------

                                          Title:  Chief Financial Officer
                                                --------------------------------



                                          STEEL CITY PHARMACEUTICALS LLC


                                          By: /s/ Charles J. Koelsch
                                             -----------------------------------

                                          Title:  Managing Member
                                                --------------------------------



                                          CIT

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/ Ian Brown
                                             -----------------------------------

                                          Title:  Vice President
                                                --------------------------------

                          AGREED TO AND ACKNOWLEDGED BY

     As an inducement to cause CIT to continue to extend credit to the Co-Obligors, the undersigned hereby agree to observe the provisions of the foregoing Intercreditor Agreement that impose obligations upon them. The undersigned are not parties to or third-party beneficiaries of the foregoing Intercreditor Agreement, but any amendments thereto shall be effective against the undersigned only upon their written acknowledgement thereto.

                                          FPP DISTRIBUTION, INC.

                                          By: /s/ James W. Stahly
                                             -----------------------------------

                                          Title:  President and COO
                                                --------------------------------



                                          RXBAZAAR, INC.


                                          By: /s/ James W. Stahly
                                             -----------------------------------

                                          Title:  President and COO
                                                --------------------------------


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